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                     BACHNER, TALLY, POLEVOY & MISHER LLP
                               ATTORNEYS AT LAW

                          --------------------------

                              380 MADISON AVENUE
                        NEW YORK, NEW YORK  10017-2590
                                (212) 687-7000
                             FAX: (212) 682-5729
                         NETWORK FAX:  (212) 949-9640
                            E-MAIL: BTPM@BTPM.COM




                                March 11, 1997



Human Genome Sciences, Inc.
9410 Key West Avenue
Rockville, MD  20850

                        RE:     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel for Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 3,450,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which includes 450,000 Shares subject to an option granted to the underwriters to cover over-allotments in connection with the offering.

        We have examined the Certificate of Incorporation, as amended, and By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the shares, forms of certificates representing the Common Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents and records as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.



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Human Genome Sciences, Inc.
March 11, 1997
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        Based upon the foregoing, we are of the opinion that the shares of
Common Stock issuable pursuant to this offering have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption "Legal
Matters"  in the Prospectus.   We further consent to the incorporation by
reference of this consent pursuant to Rule 439(b) under the Act into any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b) under the Act. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                      /s/Bachner , Tally, Polevoy & Misher LLP
                                      BACHNER, TALLY, POLEVOY & MISHER LLP